UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2019

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16 2019, Fuel Tech, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted upon: (a) the election of Vincent J. Arnone, Douglas G. Bailey, Sharon L. Jones, James J. Markowsky, Thomas S. Shaw, Jr. and Dennis L. Zeitler to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until they resign or their respective successors are duly elected and qualified; (b) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm; and (c) an advisory vote on executive compensation.

The stockholders elected all six directors, approved the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm and approved, on an advisory, non-binding basis, Fuel Tech’s executive compensation.

The number of votes cast for or against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1: Election of Directors

Director	For	Withheld	Broker Non-Votes
Vincent J. Arnone	13,502,949	323,371	7,452,533
Douglas G. Bailey	13,044,829	781,491	7,452,533
Sharon L. Jones	13,516,732	309,588	7,452,533
James J. Markowsky	13,526,421	299,899	7,452,533
Thomas S. Shaw, Jr.	13,426,051	400,269	7,452,533
Dennis L. Zeitler	13,506,180	320,140	7,452,533

Proposal 2: Ratification of RSM US LLP as the Company’s independent registered public accounting firm

For	Against	Abstain
21,138,333	131,038	19,482

Proposal 3: Advisory vote on executive compensation

For	Against	Abstain	Broker Non-Votes
12,590,323	1,194,621	41,376	7,452,533

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: May 20, 2019

By: /s/ Albert G. Grigonis _
Albert G. Grigonis
Senior Vice President, General Counsel and
Secretary